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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 FABRI-CENTERS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 FABRI-CENTERS
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:
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

                           INSERT FABRI-CENTERS LOGO

                                5555 Darrow Road
                               Hudson, Ohio 44236

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 27, 1994

     The Annual Meeting of Shareholders of Fabri-Centers of America, Inc. will be held at Fabri-Centers Corporate Office, 5555 Darrow Road, Hudson, Ohio, on June 27, 1994, at 1:00 p.m., local time, for the following purposes:

          1. To elect three Directors of the class whose three-year terms of office will expire in 1997;

          2. To consider and act upon a proposal to approve amendments to the Company's 1990 Employees Stock Option and Stock Appreciation Rights Plan including an increase by 750,000 in the number of shares with respect to which options may be granted thereunder;

          3. To consider and act upon a proposal to approve the adoption of the Company's 1994 Executive Incentive Plan; and

          4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 17, 1994, as the record date for determining shareholders who are entitled to notice of the meeting and to vote.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR COMMON SHARES IN PERSON.

     The Proxy Statement accompanies this Notice.

                                            BETTY ROSSKAMM, Secretary

May 27, 1994
By Order of the
Board of Directors

                           INSERT FABRI-CENTERS LOGO

                                5555 Darrow Road
                               Hudson, Ohio 44236

                              1994 ANNUAL MEETING

                                 JUNE 27, 1994

THE PROXY AND     This Proxy Statement is being mailed on May 27, 1994, to the
SOLICITATION      shareholders of Fabri-Centers of America, Inc.
                  (the "Company") in connection with the solicitation by the Board of Directors of the enclosed form of
Proxy for the 1994 Annual Meeting of Shareholders to be held on June
27, 1994. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding Common Shares entitled to vote is necessary to provide a quorum at the Annual Meeting. The nominees for Directors receiving the greatest number of votes will be elected. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

PURPOSES OF       The Annual Meeting has been called for the purposes of (1)
ANNUAL MEETING    electing three Directors of the class whose three-year terms of office will expire in 1997; (2) considering and acting
upon a proposal to approve amendments to the Company's 1990 Employees
Stock Option and Stock Appreciation Rights Plan including an increase by 750,000 in the number of shares with respect to which options may be granted thereunder; (3) considering and acting upon a proposal to approve the adoption of the Company's 1994 Executive Incentive Plan; and (4) transacting such other business as may properly come before the meeting.

     The three persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the nominees listed below and in favor of the proposals listed in Items 2 and 3 above.

     The Company has no knowledge of any other matters to be presented at the meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

VOTING            The Board of Directors has fixed the close of business on May
SECURITIES        17, 1994, as the record date for determining shareholders
                  entitled to notice of the meeting and to vote. On that date, 9,126,066 Common Shares were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting. Under the Ohio General Corporation Law, all of the Common Shares may be voted cumulatively in the election of Directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time set for the meeting, and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of Common Shares owned by the shareholder multiplied by the number of Directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed Proxy will vote the Common Shares represented by valid Proxies on a cumulative basis for the election of the nominees listed below, allocating the votes of such Common Shares in accordance with their judgment.

SECURITY          The following table sets forth, as of March 31, 1994, the
OWNERSHIP OF      amount of the Company's Common Shares beneficially owned
MANAGEMENT        by each of its Directors and nominees for Directors, the
                  Chief Executive Officer, the four other most highly
compensated executive officers, and all executive officers and Directors of the Company as a group. Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the Common Shares set forth opposite his or her name:

                                               NUMBER OF
                                             COMMON SHARES
                NAME OF                       BENEFICIALLY       PERCENT OF CLASS
            BENEFICIAL OWNER                     OWNED            IF 1% OR MORE
- ----------------------------------------    ----------------     ----------------
Betty Rosskamm..........................          700,402(1)(2)         7.68%
Alan Rosskamm...........................          590,446(1)(3)         6.39%(3)
Alma Zimmerman..........................          560,287(1)            6.14%
Martin Rosskamm.........................          179,962(1)            1.97%
Justin Zimmerman........................          140,434(1)            1.54%
Robert Norton...........................           90,496(1)(4)           --
Jane Aggers.............................           72,516(1)(5)           --
John Stec...............................           25,541(1)(6)           --
Fred Johnson............................           27,293(1)(7)           --
Samuel Krasney..........................           17,250(8)              --
Scott Cowen.............................           12,300(9)              --
Ira Gumberg.............................           13,500(10)             --
Frank Newman............................            7,500(10)             --
All executive officers and
  Directors as a group
  (13 persons)..........................        2,437,929(1)(11)       26.06%(11)

- ---------------

 (1) With respect to Common Shares beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the Common Shares included are as of December 31, 1993, the latest date for which statements are available.

 (2) Includes 14,400 Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren.

 (3) Includes 110,750 Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to May 30, 1994, 75,000 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 211,088 Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities.

 (4) Includes 12,500 Common Shares subject to stock options granted to Mr. Norton exercisable on or prior to May 30, 1994, 64,500 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 2,250 Common Shares owned by Mr. Norton in a fiduciary capacity for the benefit of his children and his wife.

 (5) Includes 40,125 Common Shares subject to stock options granted to Ms. Aggers exercisable on or prior to May 30, 1994 and 14,750 Common Shares held as restricted stock under the Company's Executive Incentive Plan.

 (6) Includes 12,375 Common Shares subject to stock options granted to Mr. Stec exercisable on or prior to May 30, 1994 and 12,000 Common Shares held as restricted stock under the Company's Executive Incentive Plan.

 (7) Includes 16,250 Common Shares subject to stock options granted to Mr. Johnson exercisable on or prior to May 30, 1994, 6,500 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 1,000 Common Shares owned by Mr. Johnson in a fiduciary capacity for the benefit of his children.

 (8) Includes 15,000 Common Shares subject to stock options granted to Mr. Krasney under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to May 30, 1994.

 (9) Includes 10,000 Common Shares subject to stock options granted to Mr. Cowen under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to May 30, 1994.

(10) Includes 7,500 Common Shares subject to stock options granted to each of Mr. Gumberg and Mr. Newman under the 1988 Stock Option Plan for Non-Employee Directors exercisable on or prior to May 30, 1994.

(11) Includes 232,000 Common Shares subject to stock options granted under the Company's Stock Option Plans and exercisable on or prior to May 30, 1994 and 172,750 Common Shares of restricted stock awarded under the Company's Executive Incentive Plan.

SECURITY           The following table and notes thereto set forth information
OWNERSHIP OF       as to the only persons or groups known to the Company to be
CERTAIN BENEFICIAL beneficial owners (as defined by the Securities and
OWNERS             Exchange Commission) of more than five percent of the
                   outstanding Common Shares of the Company as of  March 31,
1994. Unless otherwise indicated, each of the owners listed in the following table has sole voting and investment power with respect to the Common Shares set forth opposite their names:

                                                                 NUMBER OF
                    NAME AND ADDRESS                           COMMON SHARES        PERCENT
                  OF BENEFICIAL OWNERS                       BENEFICIALLY OWNED     OF CLASS
                  --------------------                       ------------------     --------
Mr. and Mrs. Martin Rosskamm.............................          880,364(1)(2)      9.65%
5555 Darrow Road, Hudson, OH 44236
FMR Corporation..........................................          850,207(3)         9.32%
82 Devonshire Street, Boston, MA 02109
Mr. and Mrs. Justin Zimmerman............................          700,721(1)         7.68%
5555 Darrow Road, Hudson, OH 44236
First Pacific Advisors, Inc..............................          675,841(3)         7.41%
11400 West Olympic Boulevard, Ste 1200,
Los Angeles, CA 90064
Mr. Alan Rosskamm........................................          590,446(1)(4)      6.39%(4)
5555 Darrow Road, Hudson, OH 44236
The State Teachers Retirement Board of Ohio (STRS).......          553,900(3)         6.07%
275 East Broad Street, Columbus, OH 43215

- ---------------

(1) With respect to Common Shares beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the Common Shares included are as of December 31, 1993, the latest date for which statements are available.

(2) Includes 14,400 Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren.

(3) The Common Shares listed are reported on a Form 13G filed with the SEC with respect to holdings as of December 31, 1993.

(4) Includes 110,750 Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to May 30, 1994, 75,000 Common Shares held as restricted stock under the Company's Executive Incentive Plan, and an aggregate of 211,088 Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities.

ELECTION OF       The Board of Directors of the Company presently consists of
DIRECTORS         ten members divided into three classes, two classes consisting of three members and one class consisting of four members. The class whose term expires in 1994 includes Martin Rosskamm and Justin
Zimmerman. Both of these Directors will retire at the Annual Meeting and assume the titles of Founder. They each have been directors since 1951.

Accordingly, the Board of Directors will be reduced to nine members consisting of three classes of three directors each. To accomplish this, effective with the election to be held at this Annual Meeting, the Board of Directors has fixed the number of Directors at three in the class whose three-year term of office will expire in 1996. Scott Cowen, Alan Rosskamm, and Ira Gumberg are the nominees to be elected at this Annual Meeting for terms of three years expiring in 1997. Effective with his election to the class of 1997, Mr. Cowen will resign as a Director of the class whose term expires in 1996, and Mr. Alan Rosskamm will resign as a member of the class whose term expires in 1995. Since insufficient time exists to identify a suitable replacement nominee there will remain one vacancy in the class of 1995. It is anticipated that the vacancy may be filled at a later date by the Board of Directors, although there are currently no nominees under consideration. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named herein.

     In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

NOMINEES TO       The following table sets forth certain information regarding
THE BOARD         the nominees for election as members of the Board of
OF DIRECTORS      Directors and Directors whose terms of office will continue after the meeting, based upon data furnished to the
Company by such persons, except as otherwise noted, as of March 31, 1994.

                                  PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
         NAME                          OTHER DIRECTORSHIPS, AND AGE                    SINCE
         ----                     ------------------------------------                --------
                        NOMINEES FOR THE TERM TO EXPIRE IN 1997
Ira Gumberg             President of J.J. Gumberg Co. (real estate management and       1992
  (1)                   development) for more than five years; Director of Mellon
                        Bank, N.A.; age 40.
Alan Rosskamm           Chief Executive Officer of the Company for more than five       1985
                        years, since April 1993, President, and since July 1992,
                        Chairman of the Board; prior to July 1992, President of
                        the Company for more than five years; Director of Charming
                        Shoppes Inc. (women's apparel retailer); age 44.
Scott Cowen             Dean of the Weatherhead School of Management and Profes-        1987
  (1)(2)                sor of Accounting, Case Western Reserve University, for
                        more than five years; Director of American Greetings
                        Corporation, Forest City Enterprises, Inc., LDI
                        Corporation, Premier Industrial Corporation and Society
                        National Bank; age 47.
                        DIRECTORS WHOSE TERMS EXPIRE IN 1995
Robert Norton           Vice Chairman since March 1993 and Chief Financial Officer      1989
                        since September 1987; Executive Vice President from Sep-
                        tember 1988 to March 1993; Chief Administrative Officer
                        May 1990 to March 1993, of the Company; age 47.
Alma Zimmerman          Senior Vice President of the Company for more than five         1967
                        years; age 81.
                        DIRECTORS WHOSE TERMS EXPIRE IN 1996
Samuel Krasney          Managing Partner, ABBA Capital Enterprises since Septem-        1976
  (1)(2)                ber 1993; Chairman of the Board, President and Chief Exec-
                        utive Officer, Banner Aerospace, Inc. June 1990 to
                        September 1993 and prior thereto Vice Chairman of the
                        Board, The Fairchild Corporation (formerly Banner Indus-
                        tries, Inc.) for more than five years; Director of Banner
                        Aerospace, Inc., and Waxman Industries, Inc.; age 69.

                                  PRINCIPAL OCCUPATION PAST FIVE YEARS,               DIRECTOR
         NAME                          OTHER DIRECTORSHIPS, AND AGE                    SINCE
         ----                     ------------------------------------                --------
Frank Newman            President, Chief Operating Officer, and Director of Eckerd      1991
  (1)(2)                Corporation (retail pharmacy stores) since July 1993;
                        President and Chief Executive Officer, F & M Distributors
                        prior to July 1993 for more than five years; age 45.
Betty Rosskamm          Secretary of the Company for more than five years and,          1967
                        since December 1991, Senior Vice President; prior to
                        December 1991 Treasurer of the Company for more than five
                        years; age 65.

- ---------------

(1) Member of the Audit Committee, which met twice during the fiscal year ended January 29, 1994. This Committee is responsible for reviewing with the independent auditors of the Company the scope and thoroughness of the auditors' examination, reviewing the adequacy of the Company's systems of internal accounting controls with the independent auditors and recommending to the Board of Directors the appointment of independent auditors for the fiscal year.

(2) Member of the Compensation Committee, which met twice during the fiscal year ended January 29, 1994. This Committee has the authority to set the compensation for executive officers of the Company. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors.

     Martin and Betty Rosskamm are husband and wife and the parents of Alan Rosskamm. Justin and Alma Zimmerman are husband and wife.

     Ira Gumberg is President and a principal shareholder of J.J. Gumberg Co. J.J. Gumberg Co. owns or manages numerous shopping centers, approximately 12 of which contain Company fabric stores.

     During the fiscal year ended January 29, 1994, there were four meetings of the Company's Board of Directors. Each incumbent Director, except for Ira Gumberg, attended at least 75% of the Board meetings and meetings held by the committees on which he or she served. The Board of Directors has no nominating committee.

COMPLIANCE WITH   Based solely upon a review of Forms 3 and 4 and Amendments
SECTION 16(A)     thereto furnished to the Company with respect to its most
OF THE            recent fiscal year, and written representations from
EXCHANGE ACT      reporting persons that no Form 5 was required, the
                  Company believes that, during the fiscal year
ended January 29, 1994, all filing requirements applicable to its executive officers and Directors were met.

DIRECTORS'        The Company compensates Directors, other than officers who are
COMPENSATION      Directors, for their services on the basis of a $10,000
                  annual retainer and $1,000 for each day of Board and
committee meetings attended. The Company also maintains the 1988 Stock
Option Plan for Non-Employee Directors (the "Directors Plan"), which provides automatic one-time grants of options for 15,000 Common Shares to new Non-Employee Directors as of the date of their initial election and automatic grants of options for 10,000 Common Shares to each Non-Employee Director upon completion of five continuous years of service (commencing in 1989) as a Director. A total of 115,000 Common Shares are currently available for issuance upon the exercise of options granted or which may be granted under the Directors Plan. Each option shall terminate on the date that is ten years following the date of grant; provided, that, in the event of the retirement of a Director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any option (outstanding for a period of more than twelve months) becomes exercisable. When an optionee ceases to be a Director of the Company for any reason, that optionee shall continue to have the right to exercise an outstanding option during the three-month period immediately following the date of termination of such service.

EXECUTIVE         The following table sets forth information relating to the
COMPENSATION      annual and long-term compensation for the fiscal years
                  ended January 29, 1994, January 30, 1993, and February 1,
1992, for the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                         SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                -------------------------
                            ANNUAL COMPENSATION
- ----------------------------------------------------------------------------             AWARDS
                                                                     OTHER      -------------------------       ALL
                                                                     ANNUAL                      OPTIONS/      OTHER
                                                                    COMPEN-      RESTRICTED        SARS       COMPEN-
        NAME AND            FISCAL                                   SATION        STOCK           (E)         SATION
   PRINCIPAL POSITION        YEAR      SALARY (A)     BONUS (B)       (C)       AWARD(S) (D)     (SHARES)       (F)
- ------------------------    -------    ----------     ---------     --------    ------------     --------     --------
Alan Rosskamm               1994        $341,346      $103,683         --         $      0        15,000      $ 18,177
 Chairman of the Board,     1993        $302,375      $      0         --         $450,750        50,000      $ 18,044
 President and Chief        1992        $260,417      $156,250         --         $840,000        12,000      $ 17,918
 Executive Officer
Robert Norton               1994        $301,090      $ 91,485         --         $      0        12,000      $ 19,145
 Vice Chairman of           1993        $266,208      $      0         --         $450,750        40,000      $ 19,012
 the Board and Chief        1992        $234,583      $140,750         --         $735,000        10,000      $ 18,886
 Financial Officer
Jane Aggers                 1994        $217,468      $ 61,860         --         $136,250        32,000      $ 10,111
 Executive Vice             1993        $162,171      $ 12,000         --         $187,813        20,000      $  4,364
 President-                 1992        $126,667      $ 63,333         --         $      0         5,000      $  3,358
 Merchandising and
 Marketing
John Stec                   1994        $171,090      $ 32,459         --         $      0         5,000      $  3,444
 Senior Vice President-     1993        $162,250      $ 12,000         --         $      0        10,000      $  4,364
 Real Estate                1992        $156,250      $ 78,125         --         $      0         4,000      $  4,238
Fred Johnson                1994        $159,231      $ 30,660         --         $      0        10,000      $  3,428
 Senior Vice President      1993        $141,000      $ 12,000         --         $ 75,125        12,500      $  3,774
 Management Information     1992        $125,000      $ 48,500         --         $      0         2,500      $  3,335
 Systems

- ---------------

(A) Includes amounts earned but deferred pursuant to Section 401(k) of the Internal Revenue Code.

(B) Incentive Bonus Compensation is based on individual percentages established by the Compensation Committee and is based on achievement of pre-established performance goals. Amounts represent bonuses earned in the current fiscal year for which payment is not made until the subsequent fiscal year.

(C) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is greater than 10 percent of the total of annual salary and bonus reported for the named executive officer.

(D) Restricted stock consists of Common Shares issued and delivered to the recipient at the time the award is made without payment to the Company, but which are subject to restrictions on transfer for, and forfeiture in the event of termination of employment prior to the expiration of, a specified period of time (generally at the end of a period of five years). The amounts reported in the table represent the market value at the date of grant. In fiscal years 1994, 1993, and 1992, the executive officers listed in the compensation table received the following numbers of restricted shares, respectively: Alan Rosskamm -- 0, 12,000, 30,000; Robert Norton -- 0, 12,000, 26,250; Jane Aggers -- 10,000, 5,000, 0; John Stec -- 0, 0, 0; Fred
    Johnson -- 0, 2,000, 0. The aggregate number and value of the restricted stock holdings at January 29, 1994 were for Mr. Rosskamm 75,000 Common Shares and $1,321,875, Mr. Norton 64,500 Common Shares and $1,136,813, Ms. Aggers 24,750 Common Shares and $436,219, Mr. Stec 12,000 Common Shares and $211,500, and Mr. Johnson 6,500 Common Shares and $114,563, without giving effect to the diminution of value attributable to the restrictions on such shares. Currently, the Company does not pay cash dividends on its Common Shares; however, from time to time the Board of Directors may re-examine the issue of dividend payments. The Common Shares of restricted stock would participate the same as other Common Shares of the Company regarding dividend payment.

(E) The Company's 1990 Employees Stock Option and Stock Appreciation Rights Plan, as amended, provides for the award of incentive and non-qualified stock options and stock appreciation rights to key employees of the Company.

(F) Reflects matching contributions, equal to 50% of a participant's first 4% under the Company's Employees' Savings and Profit Sharing Plan and amounts accrued by the Company for potential benefits earned under the Company's 1979 Supplemental Retirement Benefit Plan (the "1979 Plan"). The 1979 Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement or total disability. In fiscal years 1994, 1993, and 1992, the Company had accrued, under the 1979 Plan, for the executive officers listed in the compensation table, the following amounts, respectively: Alan Rosskamm -- $13,680, $13,680, $13,680; Robert
    Norton -- $14,648, $14,648, $14,648; Jane Aggers -- $5,816, $0, $0; John
    Stec -- $0, $0, $0; Fred Johnson -- $0, $0, $0.

                              OPTION GRANTS TABLE

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants during the last fiscal year for the chief executive officer and the other four most highly compensated executives of the Company.


                           INDIVIDUAL GRANTS
- -----------------------------------------------------------------------            POTENTIAL
                                                                             REALIZABLE VALUE AT
                              % OF TOTAL      EXERCISE                      ASSUMED ANNUAL RATES OF
                  OPTIONS      OPTIONS         OR BASE                     STOCK PRICE APPRECIATION
                  GRANTED     GRANTED TO      PRICE PER                       FOR OPTION TERM (5)
                  (SHARES)   EMPLOYEES IN      COMMON       EXPIRATION     -------------------------
     NAME          (1)       FISCAL YEAR        SHARE        DATE (4)          5%            10%
- --------------    ------     ------------     ---------     -----------    ----------     ----------
Alan Rosskamm     15,000(2)       5.9%         $17.250      12/20/2003      $ 162,726      $ 412,381
Robert Norton     12,000(2)       4.7%         $17.250      12/20/2003      $ 130,181      $ 329,905
Jane Aggers       20,000(3)       7.8%         $13.625      04/06/2003      $ 171,374      $ 434,295
Jane Aggers       12,000(2)       4.7%         $17.250      12/20/2003      $ 130,181      $ 329,905
John Stec          5,000(2)       2.0%         $17.250      12/20/2003      $  77,417      $ 196,190
Fred Johnson      10,000(2)       3.9%         $17.250      12/20/2003      $ 108,484      $ 274,921

- ---------------

(1) The option holder has the right to pay the exercise price by delivering previously acquired shares of the Company's common stock and to have shares withheld to satisfy tax withholding requirements in connection with the exercise of options. Such options become immediately exercisable upon a Change in Control of the Company, as defined in the option plan. Options are nontransferable other than by will or the laws of descent and distribution.

(2) Options become exercisable in four equal annual installments commencing December 20, 1994.

(3) Options become exercisable in four equal annual installments commencing April 6, 1994.

(4) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(5) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's stock. Such amounts are based on the assumption that the named persons hold the options granted for their full ten year term and that the market value of the shares appreciate, in value from the market value on the date of grant at the 5% and 10% annualized rates.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the chief executive officer and the other four most highly compensated executives of the Company.

                                                                    NUMBER OF                   VALUE OF UNEXERCISED
                                                                   UNEXERCISED                      IN-THE MONEY
                                                                   OPTIONS AT                        OPTIONS AT
                      COMMON                                    JANUARY 29, 1994                  JANUARY 29, 1994
                  SHARES ACQUIRED          VALUE          -----------------------------     -----------------------------
     NAME           ON EXERCISE          REALIZED         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- --------------    ---------------     ---------------     -----------     -------------     -----------     -------------
Alan Rosskamm           3,000            $     18,750       110,750           63,000         $ 919,066        $ 198,751
Robert Norton          27,400            $    123,105        12,500           50,750         $  35,939        $ 159,232
Jane Aggers             1,500            $     12,000        32,625           51,375         $ 221,899        $ 117,378
John Stec                   0            $          0        12,375           16,000         $  57,519        $  40,925
Fred Johnson                0            $          0        15,625           21,375         $  95,379        $  40,393

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     The Company has entered into separate agreements (collectively, the "Agreements") with Alan Rosskamm and Robert Norton. The Agreements are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Company. Each agreement only becomes operative upon a "Change in Control" of the Company (as defined in the Agreements) and only if the executive is then in the employ of the Company. After a Change in Control, each Agreement becomes, in effect, a two-year employment agreement, providing a salary, bonus and other employee benefits at not less than the levels existing prior to the Change in Control. If the executive is terminated by the Company without "cause" as defined in the Agreement or terminates his employment following a significant change in his duties, he will be entitled to receive compensation and benefits for the balance of the two-year period. The executive is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent he receives compensation and benefits from another employer, the foregoing payments and benefits provided by the Company will be reduced accordingly. In each Agreement, the executive agrees that he will forfeit the foregoing payments and benefits if he engages in competition with the Company during the period that any payments are made or benefits provided under the Agreement.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors ("Committee") establishes levels of compensation for the Chief Executive Officer and the other four most highly compensated executive officers, as well as the Company's other executive officers. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors. The Committee is composed of three non-employee Directors and is accountable to the Board of Directors on all compensation matters regarding executive officers.

     The overall strategy of the Committee is to design and implement compensation programs that will lead to increases in the Company's return on shareholders' equity over the long-term. The Committee's strategy is to design a compensation program that will enable the Company to attract, motivate, and retain key executives and to establish and maintain a performance and achievement-oriented environment. The principal elements of this strategy, in addition to competitive salaries, include an annual bonus program that is based on operating profit before taxes and long term equity incentives whose value is dependent on the market price of the Company's Common Shares. These elements are designed to operate on an integrated basis that enhances the Company's long-term business objectives. They are described separately in more detail below.

  SALARY

     The Compensation Committee strives to provide a competitive total compensation package that helps to attract and retain the best people in the industry. Salary levels are generally set above the mid-point of the salary ranges at companies that are considered comparable. Salary information about comparable companies is determined by direct reference to public disclosures made by selected companies in the specialty retail and fabric industries. These companies include many of the companies in the S&P Retail Specialty Index reflected in the performance graph set forth below. In addition, the Compensation Committee from time to time obtains additional information about industry salary levels from a retail industry employment consultant.

     In general, base salary and other components of compensation are tiered by job responsibility, with the Chief Executive Officer, Chief Financial Officer, and the Executive Vice President-Merchandising and Marketing occupying the top tier. During the 1994 fiscal year, the Compensation Committee increased the average base salaries of the top tier by 3.3%. Increases in base salary were also approved for other senior executives based on record sales results in spite of intense competition for fiscal 1993 and additional duties and responsibilities assumed during the year.

  BONUS

     The Compensation Committee places strong emphasis on annual incentive compensation as a means for building shareholder value over the long term through consistent annual progress toward improvement in operating profits. The Company's Key Management Incentive Plan provides a vehicle for the payment of significant cash bonuses if predetermined levels of operating profit before taxes are achieved during the year. This operating profit goal is established at a level which exceeds the Company's prior year's operating profit. Bonuses are not payable under this Plan to the individuals in the top tier unless the minimum operating profit target is achieved. During the fiscal year ended January 29, 1994, the Company's operating profit exceeded the minimum goal. The amount payable under this Plan is scaled up to a specified maximum for superior profit performance. In addition to the corporate operating profit goal, the specific award payable to an executive officer is adjusted based on the degree by which he or she also meets individual performance goals suitable for the particular position, which are also determined annually in advance by the Compensation Committee in the case of the Chief Executive Officer, and in all other cases by the Chief Executive Officer or the supervising executive officer.

     The Key Management Incentive Plan is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. The Plan's foundation on overall operating profits is intended to provide a common objective that all participants share, thereby linking their interests with those of the Company's shareholders.

     The amounts available for award under this Plan are determined annually. In general, the award potential for the Chief Executive Officer and the next two most highly compensated executive officers is designed to provide a minimum bonus, if any bonus is payable for the year, of 25 percent of the individual's base salary and a maximum bonus of 75 percent. Bonuses for other executive officers are designed to amount to a smaller percentage of salary.

  STOCK OPTIONS AND RESTRICTED STOCK

     The Compensation Committee also selects the recipients and determines the level of awards of stock options and restricted stock. The option program includes approximately 1,180 participants, including not only officers but all levels of the Company's management through the level of store managers. The number of Common Shares covered by each award is scaled by the Compensation Committee in its discretion according to compensation level and job classification. In exercising this discretion, the Committee took into consideration the overall number of shares available for grant, the number of options outstanding, the number of shares exercisable, and the option price in comparison to the market price for the underlying stock. Options granted to the Chief Executive Officer during the 1994 fiscal year represented only 5.9 percent of all option grants during the year, and grants to the other four most highly compensated executives of the

Company amounted to less than 25 percent in the aggregate. This broad participation in the stock option program reflects the Compensation Committee's strong belief that by providing additional incentives to key employees who have substantial responsibility for the management and growth of the Company, the best interests of the shareholders and management will be closely aligned.

     Options granted during the 1994 fiscal year vest at the rate of 25 percent per year. This vesting schedule reflects the Compensation Committee's determination that options are designed to have a long-term retention effect and that benefits are realizable over a period of four years.

     The Compensation Committee also awards restricted stock as a compensation vehicle and to attract and retain key executive managers. Generally, awards are made upon hire or promotion or to recognize superior performance. Currently, thirteen participants, each of whom is a Vice President or higher of the Company, holds an award. The only award to an executive officer during fiscal 1994 was a grant of 10,000 shares to Jane Aggers upon her promotion to Executive Vice President -- Merchandising & Marketing.

     All awards of restricted stock made during the last three fiscal years have provided for vesting at the end of a period not less than four years and not more than five years after the date of the award. Since the recipient of such an award would forfeit all of the Common Shares if he or she were to leave the Company before the end of the vesting period, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among key executive officers. Restricted stock is also considered a useful compensation vehicle because, even after it becomes nonforfeitable, it tends to reinforce the recipient's commitment to continued growth of the Company and appreciation in the market price of its Common Shares over the long-term.

     Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is no longer deductible to a company beginning in the 1994 tax year unless the compensation qualifies for an exception. For fiscal year 1995, the Committee believes that no Executive Officer is likely to be paid compensation exceeding $1 million. Therefore, the Committee does not expect that
Section 162(m) will limit the Company's deductibility of any such compensation.

     Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied. Accordingly, as part of this Proxy Statement, the Company is proposing certain amendments to the 1990 Employee Stock Option and Stock Appreciation Rights Plan which are intended to qualify grants of options and stock appreciation rights for this exception for performance-based compensation. The Committee is also currently reviewing the Company's other compensation programs in light of Section 162(m).

DISCUSSION OF FISCAL 1994 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     In considering the compensation for the Chairman and Chief Executive Officer for fiscal 1994, the Committee reviewed his existing compensation arrangements and both the Company's and individual's performance. For fiscal 1994, the Committee's decisions took into consideration the fact that financial performance was improving but not yet at the level of expected full performance. The Committee has made the following determinations regarding Mr. Rosskamm's compensation:

     - Effective March 1, 1993, Mr. Rosskamm's base salary was increased by 3% from $330,000 to $340,000 based on the Committee's positive assessment of his performance and contributions during fiscal 1993 as Chairman of the Board, President, and Chief Executive Officer, which included the Company's sales increase of 29.9%. The average salary increase for all individuals in the senior management group was 6.4%. Mr. Rosskamm's actual salary for the twelve months ending February 28, 1993 was less than the $330,000 set for him due to a 20% salary reduction from August 1 through November 30, 1992.

     - Based on the financial performance of the Company for fiscal 1994, the Committee approved an annual incentive compensation award of $103,683. This represents 31% of his salary and 23% of Mr. Rosskamm's total annual compensation for fiscal 1994. Mr. Rosskamm did not receive an incentive compensation award for fiscal 1993 performance.

     - As part of his overall compensation package for fiscal 1994, the Committee awarded Mr. Rosskamm stock options for 15,000 Common Shares. This represented 5.9% of the total number of shares awarded to all employees during fiscal 1994.

     - No Restricted Stock award was made to Mr. Rosskamm during fiscal 1994.

     The foregoing report on fiscal year 1994 executive compensation was submitted by the Compensation Committee and shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act. The names of the Directors who serve on the Compensation Committee are set forth below:

                                            COMPENSATION COMMITTEE

                                            SAMUEL KRASNEY (Chairman)
                                            SCOTT COWEN
                                            FRANK NEWMAN

PERFORMANCE       Set forth below is a line graph comparing the yearly
GRAPH             percentage change in the cumulative shareholder return,
                  which includes the reinvestment of cash dividends
(if applicable), of the Company's Common Shares with the cumulative total return of the S&P Composite - 500 Stock Index and the S&P Retail Specialty Index for the Company as of January 31, (the date nearest the end of the Company's fiscal year for which index data is readily available) for each of the Company's last five years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                   S&P COM-       S&P RETAIL
      MEASUREMENT PERIOD                         POSITE - 500      SPECIALTY
    (FISCAL YEAR COVERED)             FCA            INDEX           INDEX
1989                                       100             100             100
1990                                       117             114             117
1991                                       224             124             134
1992                                       482             152             181
1993                                       193             168             238
1994                                       206             190             233

* ASSUMES $100 INVESTED ON JANUARY 31, 1989 IN THE COMPANY'S COMMON SHARES, S&P COMPOSITE - 500 STOCK INDEX & S&P RETAIL SPECIALTY INDEX AND THAT ALL DIVIDENDS WERE REINVESTED.

APPROVAL OF       The Board of Directors believes that the 1990 Employees Stock
AMENDMENTS TO     Option and Stock Appreciation Rights Plan (the "Plan") and
THE 1990          its predecessor plans have promoted the interests of the
EMPLOYEE STOCK    Company by enabling it, through the grant of
OPTION AND STOCK  stock options and stock appreciation rights ("SARs"), to
APPRECIATION      retain and attract key personnel. They have also provided
RIGHTS PLAN       incentive to such personnel by affording them the
                  opportunity to purchase Common Shares. The Company
has granted options to a wide range of employees, from the Chief
Executive Officer through the ranks of store managers. At present, there are approximately 1,180 optionees holding options for approximately 1,256,500 shares. As of April 30, 1994, however, the Company only had 196,035 shares available for grant under the Plan. By an Action of the Board of Directors taken on May 9, 1994, the Board adopted and recommended shareholder approval of an amendment to the Plan which would increase by 750,000 the number of shares with respect to which options may be granted and to limit at 100,000 shares the number of nonqualified options, SARs, and incentive stock options ("ISOs") which may be granted to an eligible employee during any calendar year.

     Under the Plan as currently in effect, the Board of Directors may amend the Plan, except that certain amendments that have the effect of increasing available benefits, including an increase in the number of shares with respect to which options or SARs may be granted, require shareholders' approval.

     The principal features of the Plan, as amended, are summarized in this Proxy Statement. The full text of the Plan may be obtained by writing to Chief Financial Officer, Fabri-Centers of America, Inc., 5555 Darrow Road, Hudson, Ohio 44236.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee may grant ISOs or nonqualified options to any key employee (including officers) of the Company or of any subsidiary, and a SAR may be granted to any key employee who holds or is concurrently granted an option under the Plan. The Plan currently does not limit the number of shares that may be covered by nonqualified options granted to employees and successive options may be granted to the same person. The aggregate fair market value of the shares for which an optionee may be granted ISOs that become exercisable in any calendar year is limited to $100,000. Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) to the Internal Revenue Code ("Code"). Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is no longer deductible to a company beginning in the 1994 tax year unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements are satisfied. In order to qualify for the exception, the Plan has been amended, subject to shareholder approval, to limit at 100,000 shares the number of nonqualified options, SARs, and ISOs which may be granted to any eligible employee during any calendar year.

     The option price shall be determined by the Committee or Board of Directors and, in the case of ISOs, may not be less than 100% of the fair market value of the Common Shares on the date of the option grant. Upon any change in the Common Shares by reason of a stock dividend, stock split or reorganization, the number and class of shares subject to each outstanding option and the option price will be appropriately adjusted. On May 9, 1994, the closing sale price of the Company's Common Shares as reported for New York Stock Exchange - Composite Transactions was $13.75.

     An option will not be exercisable until the employee has completed one full year of employment after the option is granted. Thereafter, the option generally is exercisable in its entirety or in installments over such number of years, generally four, as the Committee may determine. An option shall terminate and no longer be exercisable at the time set forth in the grant (generally ten years). The time for exercise of outstanding options will be accelerated in the event of certain transactions involving the Company. An option may be exercised only while the optionee is an employee, subject to limited rights of exercise following termination of employment. The option price must be paid in full at the time of exercise and may be paid in cash, in Common Shares, or a combination of cash and shares. SARs may be exercised only when the related option is exercisable and shall expire upon termination of the option. SARs held by an officer and payable, in whole or in part in cash, generally may be exercised only after the expiration of six months following date of grant and during a ten-day period following the release of the Company's quarterly or annual financial results.

     Shares subject to unexercised options that are surrendered or expire for reasons other than the exercise of a related SAR become available again for the grant of options under the Plan.

     Under the Internal Revenue Code of 1986, as amended ("the Code"), an employee who is granted an option or related SAR under the Plan will realize no income, and the Company will receive no deduction, for federal income tax purposes at the time of the grant. When a non-qualified stock option is exercised, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the Common Shares at the date of exercise over the option price. Generally, no taxable income will result from exercise of an ISO if certain requirements are met; the individual will realize taxable income only at the time of disposition of all or a portion of his shares, and the Company will receive no deduction. When a SAR is exercised the optionee will realize ordinary income and the Company will be entitled to a deduction, in an amount equal to any cash received by the optionee and the fair market value on the date of exercise of any shares received by the optionee.

     Approval of the amendments to the Plan requires the affirmative vote of the holders of at least a majority of the shares present or represented and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE PLAN.

     The following table sets forth information regarding benefits that would have been received assuming the Plan, as proposed and amended, was in effect as of January 31, 1993 for the Chief Executive Officer, the other four most highly compensated executive officers, all executive officers as a group, and all employees, who are not executive officers of the Company, as a group. Except for Mr. Alan Rosskamm and Mr. Norton, none of the current Directors or nominees for election as a Director has received any benefits under the Plan. The number of options indicated represents an amount equal to the number of options which would have been granted in fiscal 1994 had the Plan, as amended, been in effect during fiscal 1994. The number of options indicated is the same as the number actually granted in fiscal 1994 under the Plan prior to amendment.

                             AMENDED PLAN BENEFITS
         1990 EMPLOYEES STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

                                                                         NUMBER OF
                                                                          OPTIONS
                             NAME AND POSITION                           (SHARES)
                             -----------------                           ---------
          Alan Rosskamm
            Chairman of the Board, President and Chief Executive
            Officer..............................................          15,000
          Robert Norton
            Vice Chairman of the Board and Chief Financial
            Officer..............................................          12,000
          Jane Aggers
            Executive Vice President--Merchandising &
            Marketing............................................          32,000
          John Stec
            Senior Vice President--Real Estate...................           5,000
          Frederick Johnson
            Senior Vice President--Management Information
            Systems..............................................          10,000
          All executive officers as a group......................          74,000
          All employees, who are not executive officers, as a
            group................................................         181,500

APPROVAL OF       Purpose.  The proposed 1994 Executive Incentive Plan (the
1994 EXECUTIVE    "1994 Plan") is designed to benefit the Company, to retain
INCENTIVE PLAN    and attract executive, managerial, technical and
                  professional personnel for the Company and
to provide additional incentive to such personnel through increased stock ownership in the Company. The 1994 Plan will succeed the Executive Incentive Plan, adopted in 1980 and amended thereafter, which expired January 29, 1994. The Board of Directors adopted the 1994 Plan on May 9, 1994, and recommends shareholder approval at the 1994 Annual Meeting of Shareholders.

     A summary of the material provisions of the 1994 Plan is set forth below, but such summary is qualified in its entirety by reference to the text of the 1994 Plan, which is attached to this Proxy Statement as Exhibit A.

     General. The 1994 Plan provides for the awarding of Restricted Stock. Restricted Stock consists of the Company's Common Shares which will be issued or delivered to the recipient at the time the award is made without payment to the Company, but which will be subject to restrictions on transfer for, and forfeiture in the event of termination of employment prior to the expiration of, a specified period of time (not in excess of five years).

     The maximum number of shares of Restricted Stock which may be issued or delivered under the 1994 Plan is 500,000 shares. The maximum number of restricted shares which may be granted to any eligible employee during any calendar year shall not exceed 100,000. The 1994 Plan provides for appropriate adjustments in the number of shares of Restricted Stock which may be awarded in the event of changes in the outstanding Common Shares of the Company by reason of stock splits, merger, or similar events. The Company's Common Shares which may be issued or delivered under the 1994 Plan may be either authorized but unissued shares or treasury shares.

     Administration. The 1994 Plan will be administered by a Committee made up of not less than three Directors who are not eligible to participate in the 1994 Plan. The Committee will have the exclusive power to determine which employees shall participate in the 1994 Plan, the type of award to be made, and the other terms and conditions of the award, subject the provisions of the 1994 Plan.

     Eligibility. Only executive officers and other senior management personnel who have significant responsibility for the growth of the Company will be eligible to receive awards under the 1994 Plan. Presently, 14 persons would be eligible to receive awards.

     Restricted Stock Awards. At the time of an award of Restricted Stock, the Company and the recipient will enter into a written agreement containing such terms and conditions as the Committee may require. The award or the agreement, or both, will establish the period or time during which the shares may not be transferred or otherwise disposed of and will provide that the Restricted Stock shall be forfeited and returned to the Company in the event the recipient ceases to be an employee of the Company prior to the expiration of such period for any reason other than death, total disability, or retirement. The 1994 Plan provides that the restrictions will lapse at the end of not less than four years and not more than five years. If a recipient of Restricted Stock dies, becomes totally disabled, or retires before the end of such period, the restrictions will lapse as to a number of shares determined on a pro rata basis by reference to the portion of the entire period which has elapsed. In addition, the Committee has the discretion to accelerate the lapse of restrictions whenever, by reason of changes in tax or other laws or circumstances, it decides such action is in the best interest of the Company and equitable to the recipient.

     Subject to the restrictions on transfer and the risk of forfeiture, a holder of Restricted Stock will have all the rights of a shareholder, including the right to receive dividends paid on such shares and to vote such shares except that any securities received as a result of any such dividend or distribution shall be subject to the same restrictions. Certificates representing shares of Restricted Stock may be deposited in escrow and may bear a legend referring to the restrictions on transfer.

     Amendment of the 1994 Plan. The Board of Directors may amend the 1994 Plan, but no such amendment may increase the number of shares of Restricted Stock which may be awarded under the 1994 Plan, either in the aggregate or to any individual, extend the time within which awards may be made, or materially modify the requirements as to eligibility to participate in the 1994 Plan, without shareholder approval. No such amendment may affect an outstanding award without the consent of the recipient.

     Federal Tax Consequences. Under present federal income tax laws, a participant generally will not realize income upon receipt of an award of Restricted Stock (unless the recipient makes the election referred to in the next paragraph). Upon the lapse of the restrictions on the Restricted Stock, the recipient will realize ordinary income equal to the fair market value of the shares at the time the restrictions lapse.

     Under a special provision of the Internal Revenue Code, a recipient of Restricted Stock may elect, within the thirty-day period after the date of award, to include the fair market value of the shares received by him, valued at the date of receipt, as ordinary income in the year of such receipt. If such election is made, no additional income will be recognized by him upon the lapse of the restrictions, but no deduction or loss will be allowed if the shares are subsequently forfeited. The Company will be entitled to a deduction for federal income tax purposes when and in the same amount as a participant in the 1994 Plan is considered to have realized income and to the extent that the amount is not in excess of limitations set by Section 162(m) of the Code.

     The Committee may permit a participant to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the lapse of restrictions by having the Company retain a portion of the Common Shares subject to the award, with a fair market value equal to the amount of the withholding tax obligation. The fair market value of the Common Shares to be delivered or retained shall be determined as of the date immediately preceding the date on which the amount of the withholding tax obligation is determined.

     When an employee disposes of Common Shares acquired under the 1994 Plan, any amount received in excess of the fair market value of the shares on the date of the lapse of the restrictions with respect to Restricted Stock, will be treated as long or short term capital gain, depending upon the holding period of the shares. If the amount received is less than such fair market value of the shares, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

     Vote Required. The affirmative vote of the holders of a majority of the Common Shares present or represented and entitled to vote at the Annual Meeting is required to adopt a resolution approving the 1994 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1994 PLAN.

     The following table sets forth information regarding benefits that would have been received assuming the 1994 Executive Incentive Plan, as proposed to be adopted, was in effect as of January 31, 1993 for the Chief Executive Officer, the other four most highly compensated executive officers, all executive officers as a group, and all employees, who are not executive officers of the Company, as a group. Except for Mr. Alan Rosskamm and Mr. Norton, none of the current Directors or nominees for election as a Director will receive any benefits under the 1994 Plan. The number of shares indicated represents an amount equal to the number of restricted shares which would have been granted in fiscal 1994 had the 1994 Plan, as proposed to be adopted, been in effect during fiscal 1994. The number of shares indicated is the same as the number actually granted in fiscal 1994 under the previous Executive Incentive Plan. The dollar value of the restricted shares is based on the number of shares indicated multiplied by the fair market value of Company's Common Stock on April 6, 1993. April 6, 1993 is the date on which restricted shares would have first been granted in fiscal 1994. The values indicated are not necessarily indicative of the dollar values which may be realized by the named executive officers and groups identified.

                               NEW PLAN BENEFITS
                         1994 EXECUTIVE INCENTIVE PLAN

                                                                     NUMBER OF      DOLLAR
                        NAME AND POSITION                             SHARES        VALUE
                        -----------------                            ---------     --------
Alan Rosskamm
     Chairman of the Board,
     President and Chief
     Executive Officer...........................................           0      $      0
Robert Norton
     Vice Chairman of the
     Board and Chief
     Financial Officer...........................................           0      $      0
Jane Aggers
     Executive Vice President --
     Merchandising & Marketing...................................      10,000      $136,250
John Stec
     Senior Vice President --
     Real Estate.................................................           0      $      0
Frederick Johnson
     Senior Vice President --
     Management Information Systems..............................           0      $      0
All executive officers
as a group.......................................................      10,000      $136,250
All employees, who are not
executive officers, as a group...................................           0      $      0

INDEPENDENT       Arthur Andersen & Co. have been appointed as the Company's
AUDITORS          independent auditors for the fiscal year ending January 28,
                  1995. A representative of Arthur Andersen & Co. is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended January 29, 1994.

PROXY             The Company will bear the expense of preparing, printing and
SOLICITATION      mailing this Proxy Statement. In addition to solicitation
                  by mail, officers and regular employees of the Company
may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expense.

SHAREHOLDERS'     The deadline for shareholders to submit proposals to be
PROPOSALS         considered for inclusion in the Proxy Statement for the
                  1995 Annual Meeting of Shareholders is expected to
January 28, 1995.

ANNUAL            The Company's Annual Report for the fiscal year
REPORT            ended January 29, 1994, including financial statements
                  of the Company and the report thereon of Arthur
Andersen & Co., is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

                                        BETTY ROSSKAMM,
                                        Secretary

By order of the Board of Directors
May 27, 1994

                                   EXHIBIT A

Adopted: June 27, 1994

                         FABRI-CENTERS OF AMERICA, INC.

                            EXECUTIVE INCENTIVE PLAN

1.  Purpose of the Plan

     The purpose of this Executive Incentive Plan (the "Plan") is to further the growth of Fabri-Centers of America, Inc. by offering incentives in addition to current cash compensation to those executive officers and senior management personnel of the Company who will have significant responsibility for such growth.

2.  Definitions

     (a) The "Company" means Fabri-Centers of America, Inc., an Ohio corporation, and its Subsidiaries, together with their successors.

     (b) "Subsidiary" means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     (c) "Committee" means the Committee of the Company's Board of Directors appointed to administer the Plan in accordance with Section 4.

     (d) "Award" means an award of Restricted Stock granted under the provisions of the Plan.

     (e) "Stock" means the shares of Common Stock, without par value, of the Company.

     (f) "Restricted Stock" means the Stock awarded upon the terms and conditions and subject to the restrictions set forth in Section 6, which restrictions shall lapse at the times set forth in that Section.

     (g) "Restricted Stock Award" means an award of Restricted Stock.

     (h) "Date of Grant" means the actual date on which the Award is made by the Committee.

     (i) "Plan Year or Years" means a fiscal year or years commencing on or after January 30, 1994.

     (j) "Fair Market Value" shall mean the average of the closing market prices of a share of Common Stock of the Company reported in the consolidated trading reports for New York Stock Exchange stocks on the 15 trading days immediately preceding the date in question.

     (k) "Retirement" means a Termination of Employment by reason of an Employee's retirement (other than by reason of disability) after he has attained age 65 or pursuant to and in accordance with his employer's regular retirement plan applicable to him.

     (l) "Total Disability" means inability of an Employee, by reason of illness or accident, to perform any and every duty of the occupation at which the Employee was employed by the Company when such disability commenced. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as the Committee deems necessary or desirable.

     (m) "Termination of Employment" means the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability, or Retirement, but excluding any such termination where there is a simultaneous reemployment by either the Company or a Subsidiary. The receipt by an Employee of compensation following the cessation of performance of duties as an employee pursuant to a salary continuation, severance or similar plan shall not be deemed to continue the employee-employer relationship.

     (n) "Employee" means any person (including any officer) employed by the Company, and no Employee shall be excluded because he is also a member of the Board of Directors of the Company.

3.  Effective Date of the Plan

     The effective date of the Plan shall be January 30, 1994, and the Plan shall become effective as of that date upon the approval of the Company's shareholders.

4.  Administration of the Plan

     The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board of Directors, appointed from time to time by, and who shall serve at the pleasure of, the Board. No Director who is or has within one year prior to service, or during the course of service, on the Committee been granted or awarded the right to receive an Award under the Plan or to participate in any other discretionary compensation or bonus plan of the Company shall serve on the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Employees who are to participate in the Plan, to determine the Award to be granted to each Employee selected and to determine the time or times and the conditions subject to which any Awards may become payable or any restrictions thereon will lapse.

     Decisions and determinations by the Committee will be final and binding upon all persons, including, but not limited to, the Company, shareholders, participants in the Plan, and other Employees. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

     All expenses and liabilities incurred by the Company in the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board of Directors, employ attorneys, consultants, accountants, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

5.  Plan Limitations; Stock Subject to the Plan

     The number of Common Shares that may be issued or transferred under the Plan, in the form of awards of shares of Restricted Stock shall not exceed, in the aggregate, 500,000. Any shares of Restricted Stock that have been awarded under the Plan but are later forfeited to the Company may again be made subject to Awards under the Plan, but only if no dividends have been paid thereon. The Stock that may be issued or transferred under the Plan may be either authorized but unissued shares or "treasury shares" as defined in Section 1701.01(K), of the Ohio General Corporation Law.

6.  Restricted Stock Awards

     6.1 Grant of Restricted Stock Awards. The Committee may from time to time in its absolute discretion select from among the Employees those executive officers and other senior management personnel who have significant responsibility for the growth of the Company and to whom Restricted Stock Awards shall be granted and determine the number of shares of Stock to be covered by each Restricted Stock Award.

     6.2 Award Agreements. Each Restricted Stock Award shall be evidenced by a written agreement, executed by the grantee of the Restricted Stock Award and the Company, which shall contain such terms and conditions as the Committee may require, including, but not limited to, an escrow condition.

     6.3 Restrictions. Stock issued or transferred to a grantee of a Restricted Stock Award shall be subject to the following restrictions.

          (a) None of the Restricted Stock may be sold, assigned, disposed of, pledged, hypothecated, or otherwise transferred.

          (b) All of the Restricted Stock shall be forfeited and shall be returned to the Company and all rights of the grantee to such Restricted Stock shall terminate without any payment of consideration by the Company unless the grantee remains in the continuous employment of the Company for such period as the Committee shall designate in accordance with Section 6.5, except as provided in Sections 6.6 and 6.7. In the event of forfeiture of the Restricted Stock, the grantee shall forthwith deliver to the Company the certificate or certificates representing such Restricted Stock, accompanied by executed instruments of transfer, or, if the Restricted Stock is held in escrow, the Company shall be entitled to have the certificates representing the Restricted Stock redelivered to it out of the escrow.

          (c) The maximum number of shares of Restricted Stock which may be granted to any Employee during any calendar year shall not exceed 100,000 shares.

     6.4 Rights As a Shareholder. Upon delivery of the Restricted Stock to the grantee (or to the escrow holder, if any) as a Restricted Stock Award, such grantee shall (except as set forth in Section 6.3) have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock except that any securities received as a result of any such dividend or distribution shall be subject to the same restrictions.

     6.5 Lapse of Restrictions. The restrictions set forth in Section 6.3 shall lapse at such time or times as the Committee, in its sole discretion, shall designate at the time of grant of the Restricted Stock Award, which time or times, however, shall be not less than four years and not more than five years after the date of the Award.

     6.6 Lapse on Death, Total Disability, or Retirement. In the event that the employment of a grantee of a Restricted Stock Award is terminated prior to the lapse of the restrictions on his Restricted Stock by reason of death, Total Disability, or Retirement, the restrictions shall lapse on the date of such termination as to the number of full shares of Restricted Stock determined by multiplying the total number of shares of Stock subject to each Restricted Stock Award by a fraction, the numerator of which shall be the number of full calendar months between the date of grant of such Restricted Stock Award and the date of Termination of Employment and the denominator of which shall be the number of full calendar months between the date of grant of such Restricted Stock Award and the date on which the restrictions would, but for such termination, have lapsed. Shares of Restricted Stock as to which restrictions have not so lapsed shall be forfeited and returned to the Company as provided in Section 6.3.

     6.7 Lapse at Discretion of the Committee. The Committee shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide in its absolute discretion that, by reason of changes in applicable tax or other laws or other changes in circumstances arising after the date of the Award, including, but not limited to, an offer by a person other than the Company to purchase or otherwise acquire 25% or more of the total number of outstanding shares of Stock, such action is in the best interest of the Company and equitable to the Employee, his heirs, or designated beneficiaries.

7.  Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares, or other similar corporate change, the Committee shall make such adjustments, if any, as it in its sole discretion deems equitable in the aggregate number or kind of shares of Stock that may be awarded as Restricted Stock such adjustments to be conclusive and binding upon all parties concerned.

8.  Acquisition for Investment

     Each Employee to whom a distribution of Stock is made pursuant to the Plan may be required by the Company to furnish a representation that he is acquiring the shares so distributed as an investment and not with a view to distribution thereof if the Committee shall, in its sole discretion, determine that such representation is required to insure that resale or other disposition of the shares would not involve a violation of the provision of the Securities Act of 1933, as amended, or of applicable state blue sky laws. Any investment representation so furnished shall no longer apply at any time such representation is no longer necessary for such purposes. The Company also reserves the right to place any legend or other symbol on the share certificates issued or transferred pursuant to the Plan and to furnish any stop transfer or similar instructions to the transfer agent for its Common Stock or other shares which the Company, in its sole discretion, may deem necessary and proper to assure compliance with any such representation.

9.  Compliance with Securities and Exchange Commission Requirements

     No certificate for shares of Stock distributed pursuant to the Plan shall be executed and delivered until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Ohio Securities Act, as amended, any other applicable state blue sky laws, and the requirements of any exchange on which the Stock may, at the time, be listed.

10.  Withholding Tax Election

     The Committee, in its discretion and subject to such rules as the Committee may adopt, may permit a participant to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the lapse of restrictions hereunder by having the Company retain a portion of the Common Stock subject to the award, with a Fair Market Value equal to the amount of the withholding tax obligation. The Fair Market Value of the Common Stock to be retained shall be determined as of the date immediately preceding the date on which the amount of the withholding tax obligation is determined.

11.  Designation of Beneficiary

     An Employee may, with the consent of the Committee, designate a person or persons to receive, in the event of his death, any Stock to which he would then be entitled. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Employee fails effectively to designate a beneficiary, then his estate shall be deemed to be his beneficiary.

     There shall be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution. With respect to any distribution of Stock, the Company shall have the right to sell without notice, such number of shares of Stock distributable to the person entitled to such distribution as will provide funds for payment of any tax so required to be paid by the Company for his account, unless, prior to such sale, he shall have paid to the Company the amount of such tax. Any balance of the proceeds of such sale shall be paid to such person. In effecting any such sale, the Company shall be deemed to be acting on behalf, and for the account, of such person.

12.  Employment

     Awards shall be made to Employees under the Plan only in consideration of services performed for the Company or for its benefit. Nothing in the Plan or in any Award shall confer upon any Employee the right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

13.  Effect Upon Other Plans

     The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company or any subsidiary, and the Plan shall not preclude the Board of Directors from establishing any other forms of incentive or compensation for Employees.

14.  Amendment of the Plan

     The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not increase the maximum number of shares of Stock to be issued or transferred under the Plan, extend the period during which Awards may be granted, or materially modify the requirements as to eligibility for participation in the Plan. Any modification or amendment of the Plan shall not, without the consent of an Employee, affect his rights under an Award previously granted to him.

15.  Termination of the Plan

     The right to grant Awards under the Plan shall terminate automatically at the close of business on January 31, 2004, or upon the granting of Awards equaling the maximum numbers set forth in Section 5 hereof, whichever shall first occur, and, thereafter, the function of the Committee will be limited to the administration of Awards previously granted, subject to additional shares of Stock becoming available for Award by reason of forfeitures or terminations of earlier Awards prior to January 31, 2004. In addition, the Board of Directors shall have the right to suspend or terminate the Plan at any time or from time to time provided that no such action shall, without the consent of the Employee, adversely affect any rights or obligations under Awards previously granted.

                                     FABRI-CENTERS OF AMERICA, INC.
                                       BOARD OF DIRECTORS PROXY
   THIS PROXY IS BEING
   SOLICITED BY THE
   BOARD OF DIRECTORS.
   PLEASE COMPLETE,
   SIGN, AND RETURN
   PROMPTLY.
                                      ANNUAL MEETING, JUNE 27, 1994

                             At the Annual Meeting of Shareholders of the
                         Company to be held on June 27, 1994, and at any adjournment, Betty Rosskamm, Robert Norton and Samuel Krasney, or any one of them, is hereby authorized to represent me and thereat to vote my shares on the following:

                             1. Election of Directors. The nominees of the Board
                                of Directors to the class whose term of office will expire in 1997 are:

                               Ira Gumberg, Alan Rosskamm and Scott Cowen.

                               (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)

                         -------------------------------------------------------

                             2. Approval of the amendments to the 1990 Employees
                                Stock Option and Stock Appreciation Rights Plan.

                                     / / FOR     / / AGAINST     / / ABSTAIN

                              (Continued, and to be signed, on other side)

                                      (Continued from reverse side)

                             3. Adoption of the Company's 1994 Executive
                                Incentive Plan.

                                     / / FOR     / / AGAINST     / / ABSTAIN

                             4. In accordance with their best judgment, upon any
                                other matters which may properly come before the meeting.

                                     / / FOR     / / AGAINST     / / ABSTAIN

                         SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.
                                                     Signed this   day of      ,
                                                     1994

                                                     ---------------------------

                                                     ---------------------------
                                                     Please give title when
                                                     signing as executor,
                                                     administrator, trustee,
                                                     attorney or other
                                                     representative. If shares
                                                     are registered in the names
                                                     of joint tenants or
                                                     trustees, each joint tenant
                                                     or trustee should sign.

                         PLEASE DATE AND SIGN EXACTLY AS THE NAMES APPEAR ON THE FACE OF THE PROXY AND RETURN BY MAILING PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

                              CONFIDENTIAL VOTING INSTRUCTIONS

               TO: SOCIETY NATIONAL BANK, TRUSTEE UNDER THE FABRI-CENTERS OF
                                         AMERICA, INC.
                EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

                Pursuant to the provisions of the Fabri-Centers of America, Inc.
            Employees' Savings and Profit-Sharing Plan, the undersigned, as a participant in or beneficiary of the Plan, having received the Notice and accompanying Proxy Statement for the Annual Meeting of Shareholders of the Company to be held on June 27, 1994, hereby directs the Trustee to vote (in person or by proxy) shares of Common Stock of the Company credited to the undersigned's account under the Plan on the record date for the Annual Meeting, and at any adjournment thereof, on the following:

                1. Election of Directors. The nominees of the Board of Directors to the class whose term of office will expire in 1997 are:

                        Ira Gumberg, Alan Rosskamm and Scott Cowen.

                  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)

            --------------------------------------------------------------------

                2. Approval of the amendments to the 1990 Employees Stock Option and Stock Appreciation Rights Plan.
                           / / FOR        / / AGAINST        / / ABSTAIN

                        (Continued, and to be signed, on other side)

                               (Continued from reverse side)

                3. Adoption of the Company's 1994 Executive Incentive Plan.

                           / / FOR        / / AGAINST        / / ABSTAIN
                4. In accordance with their best judgment, upon any other
                   matters which may properly come before the meeting.

                           / / FOR        / / AGAINST        / / ABSTAIN

            THESE VOTING INSTRUCTIONS WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT OR BENEFICIARY. IF THESE VOTING INSTRUCTIONS ARE EXECUTED AND RETURNED TO THE TRUSTEE, WITHOUT DIRECTION, THEY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                                     Dated                , 1994

                                                     ---------------------------
                                                           (Participant or
                                                            Beneficiary)

                These confidential voting instructions will be seen only by authorized personnel of the Trustee.

              PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONFIDENTIAL VOTING
                    CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.